Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-168839, No. 333-170579, and No. 333-218723) of Territorial Bancorp Inc. of our reports dated March 15, 2018, relating to the consolidated financial statements of Territorial Bancorp Inc. and Subsidiaries (the “Company”), and the effectiveness of internal control over financial reporting of the Company, appearing in this Amendment No. 1 to the Annual Report on Form 10-K for the year ended December 31, 2017.

/s/ Moss Adams LLP

Portland, Oregon

March 21, 2018